Exhibit 10.8

AMENDMENT No. 2 TO THE
UNIGENE LABORATORIES, INC.
2006 STOCK-BASED INCENTIVE COMPENSATION PLAN

Pursuant to the authority reserved to it under Section 11.1 of the Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Plan”), and subject to approval by the stockholders of Unigene Laboratories, Inc. (the “Company”) at the Company’s 2010 annual stockholders’ meeting, the Board of Directors of the Company hereby amends the Plan, effective upon approval by the Company’s stockholders, as follows:

Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 10,000,000 shares increased by any shares of Common Stock that were reserved under the Predecessor Plans but which, as of the effective date of this Plan, (i) are not subject to grants under such Predecessor Plans, or (ii) are subsequently forfeited, cancelled or expire unexercised under the terms of such Predecessor Plans.”

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Plan to be executed and its seal to be affixed hereto by its officers hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh W. Palmer
President and CEO

ATTEST:

/s/ Allen Bloom
Secretary

[SEAL]

June 16, 2010